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                                                                      EXHIBIT 24



                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-37038), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-23117) and Post Effective Amendment No. 3 to the Registration Statement on Form S-8 (No. 33-16688) of Franklin Electronic Publishers, Inc. of our report dated May 16, 1997 relating to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended
March 31,1997.



                                                       FELDMAN RADIN & CO., P.C.
                                                    Certified Public Accountants


June 27, 1997
New York, New York



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